Exhibit 3.1.3


                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                        DIAMOND ENTERTAINMENT CORPORATION


To:      The Secretary of State                           Federal Employer
         State of New Jersey                             Identification No.
                                                             22-2748019

         Pursuant to the provisions of Section 14A: 9-2 (4) of the Business Corporation Act of the State of New Jersey, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation.

     1. The name of the Corporation is Diamond Entertainment Corporation (the "Corporation").

     2. The Certificate of Incorporation is amended as follows:

The Corporation shall be authorized to issue the following shares:

CLASS             NO. OF SHARES                   PAR VALUE
-----             -------------                   ---------
Common Stock      600,000,000                        None
Preferred Stock     5,000,000                        None

     3. In accordance with Section 14A: 9-2 (4) and after proper notice to shareholders of record on March 3, 2000 (the "Record Date"), holders of a majority of the votes cast approved the amendment at the Annual Meeting of Stockholders on April 27, 2000 ( the "Annual Meeting").

     4. On the record Date, there were 62,334,029 shares of the Corporation's common stock, no par value (the "Common Stock") issued and outstanding, each of which was entitled to one (1) vote at the Annual Meeting, and there were 483,251 shares of the Corporation's preferred stock, no par value (the "Preferred Stock") issued and outstanding, each of which was entitled to 1.95 votes at the Annual Meeting. As of the Record Date, there were issued and outstanding shares of voting stock of the Corporation representing an aggregate of 63,276,368 votes entitled to vote at the Annual Meeting. The Common Stock and Preferred Stock vote together on all matters.


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     5. A quorum was  represented at the Annual  Meeting,  a total of 47,283,660 shares were cast FOR the amendment, 6,152,019 votes were cast AGAINST the amendment and 230,210 votes were cast ABSTAIN.

IN WITNESS WHEREOF, this Certificate of Amendment has been signed on the 30th day of June, 2000, and the signature of the undersigned shall constitute the affirmation and acknowledgement of the undersigned, under penalties of perjury, that the Certificate is the act and deed of the undersigned and the facts stated in the Certificate are true.

                           DIAMOND ENTERTAINMENT CORPORATION


                                /s/ James K. T. Lu
                       BY:  ------------------------------
                              James K.T. Lu, President


Sworn before me this
30th day of June, 2000

/s/ Jenny Leung
Jenny Leung
Notary Public